                                  EXHIBIT 10.3

                            FIRST AMENDMENT TO LEASE

         FIRST AMENDMENT TO LEASE, dated as of November 8, 1996, between RLH PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord"), having an address at c/o KKR Associates, 2800 Sand Hill Road, Suite 2000, Menlo Park, California 94025 and RED LION HOTELS, INC., a Delaware corporation ("Tenant"), having an address at 4001 Main Street, Vancouver, Washington 98663.

                              W I T N E S S E T H :

         WHEREAS, Landlord and Tenant have entered into that certain Lease, dated as of August 1, 1995, as supplemented by that certain Non-Disturbance and Attornment Agreement dated concurrently therewith (collectively the "Lease"), covering certain premises consisting of all the lots, tracts or parcels of land, together with the improvements thereon, more specifically described on Exhibit A annexed hereto and made a part hereof (the "Premises");

         WHEREAS, Doubletree Corporation (the "Borrower"), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, The Bank of Nova Scotia, as Administrative Agent (the "Administrative Agent") and certain other lending institutions (collectively, the "Lenders") intend to enter into a Credit Agreement (the "Credit Agreement") pursuant to which the Lenders will make certain loans to the Borrower in the amount of up to $736,000,000 (collectively, the "Loan") which Loan will be secured in part by one or more mortgages encumbering Tenant's leasehold interest in the Premises;

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of September 12, 1996, by and among the Borrower, RLH Acquisition Corp. and Tenant, Tenant will become a wholly-owned subsidiary of the Borrower;

         WHEREAS, pursuant to Section 19.3 of the Lease, Tenant desires that Landlord agree to certain modifications of the Lease; and

         WHEREAS, Landlord has agreed to modify the Lease as set forth herein.

         NOW, THEREFORE, in consideration of the Premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that the Lease be and the same hereby is amended as follows:

         1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

         2. The following defined term shall be deemed added to Article One after the term "Lease Year" and before the term "Leasehold Purchase Price":

                   "Leasehold Mortgage" shall mean the Mortgage (and any amendments, modifications, supplements and/or restatements thereof) pursuant to which the Tenant's Mortgagee has been granted a security interest in the Tenant's leasehold interest in this Lease.

         3. The following Article shall be deemed added to the Lease:

                                 "ARTICLE XXIII
                               LEASEHOLD MORTGAGES

                  23.1 Tenant's Mortgagee. Landlord hereby acknowledges that the Tenant's Mortgagee is presently The Bank of Nova Scotia, which is the mortgagee or beneficiary under certain mortgages and deeds of trust encumbering the Tenant's leasehold interest in the Premises, and as such, is entitled to the benefits contained in this Article XXIII. All notices to the Tenant's Mortgagee shall be deemed to have been duly given when sent in the manner required hereunder addressed to The Bank of Nova Scotia, 600 Peachtree Street, Suite 2700, Atlanta, Georgia 30308, Attention: Eudia Smith, or to such other address as the Tenant's Mortgagee (or its successors and/or assigns) may provide to Landlord.

                  23.2 Cancellations. No voluntary cancellation, surrender or acceptance of surrender of this Lease by Tenant shall be binding upon the Tenant's Mortgagee or affect the lien of any mortgage on the leasehold estate without the prior written consent of the Tenant's Mortgagee.

                  23.3 Notices and Demands. Landlord shall give to the Tenant's Mortgagee a copy of each notice of default by the Tenant at the same time and in the same manner as the notice given by

         Landlord to the Tenant, addressed to the Tenant's Mortgagee at its address set forth herein or such other address that the Tenant's Mortgagee may have subsequently furnished to Landlord. No notice by Landlord to the Tenant under this Lease shall be deemed to have been duly given unless and until a copy of the notice has been served on the Tenant's Mortgagee in the manner provided in this Section 23.3.

                  23.4 Right to Cure. The Tenant's Mortgagee shall have the right, but not the obligation, to perform any term, covenant, condition or agreement and to remedy any default by the Tenant under this Lease, and Landlord shall accept such performance by the Tenant's Mortgagee with the same force and effect as if performed by the Tenant. Subject to the terms of Section 23.5 hereof, and except in the case of the failure to pay Rent, the Tenant's Mortgagee shall have a period that shall extend three (3) days beyond the cure period given to the Tenant under this Lease within which to remedy any default of the Tenant hereunder or cause such default to be remedied. Landlord hereby authorizes the Tenant's Mortgagee to enter upon the Premises to effect the cure of a default by the Tenant. In the event there is a restraint which precludes the Tenant's Mortgagee from taking actions hereunder or otherwise such as a judicial order or administrative order (including, without limitation, an automatic stay), the running of all applicable grace periods shall be tolled for a period not to exceed 90 days so long as all Rent is being paid currently. The Tenant's Mortgagee's failure to cure any default by the Tenant which cannot be cured by the Tenant's Mortgagee because it is personal to Tenant shall not prohibit Tenant's Mortgagee from exercising its rights under Section 23.6. For the purposes of this Lease, defaults deemed to be "personal" to Tenant shall be (i) the failure to deliver books and records (including statements of Operating Revenues and Base Revenues) , (ii) the failure to deliver licenses and permits issued directly to Tenant and (iii) the bankruptcy or reorganization of Tenant, but shall not include (x) Tenant's obligations regarding the condition of the Premises, including Tenant's obligations to maintain or repair the Premises and (y) Tenant's obligations to comply with laws, including Environmental Laws.

                 23.5 Certain Defaults. In the event a default by the Tenant occurs in the performance or observance of any non-monetary term, covenant, condition or agreement on the Tenant's part to be performed under this Lease which cannot practicably be cured by the Tenant's Mortgagee without taking possession of the Premises, or if such non-monetary default is of such a nature that the same is not susceptible of being cured by the Tenant's Mortgagee because it is "personal" to Tenant, then Landlord shall not serve a notice of election to terminate or otherwise exercise remedies under or in respect of this Lease pursuant to the terms thereof, or otherwise terminate the leasehold estate or any other estate, right, title or interest of the Tenant hereunder by reason of such default without allowing the Tenant's Mortgagee reasonable time (not to exceed ninety
         (90) days from the date on which notice is received by Tenant's Mortgagee) within which:

                   (i) In the case of a default which cannot practically be cured by the Tenant's Mortgagee without taking possession of the Premises, to obtain possession of the Premises as mortgagee (through the appointment of a receiver or otherwise), and, upon obtaining possession, to commence promptly and diligently prosecute to completion such action as may be necessary to cure such default; and

                 (ii) In the case of a default which cannot be cured by the Tenant's Mortgagee because it is personal to Tenant, to commence promptly and diligently prosecute to completion foreclosure proceedings or to acquire the Tenant's estate hereunder, either in its own name or through a nominee, by assignment in lieu of foreclosure.

                  The Tenant's Mortgagee shall not be required to continue to proceed to obtain possession, or to continue in possession as mortgagee, of the Premises pursuant to clause (i) above, or to continue to prosecute foreclosure proceedings pursuant to clause (ii) above, if and when such default shall be cured. If the Tenant's Mortgagee, or its nominee, or a purchaser at a foreclosure sale, shall acquire title to the Tenant's leasehold estate hereunder, and shall cure all defaults of the Tenant hereunder (except with respect to such defaults that cannot be cured by Tenant's Mortgagee because they are personal to Tenant) which are reasonably susceptible of being cured by the Tenant's Mortgagee, or by such nominee or purchaser, as the case may be, then the defaults of any prior holder of the Tenant's leasehold estate or any other estate, right, title or interest hereunder which are not susceptible of being cured by the Tenant's Mortgagee because they are personal to Tenant (or by such nominee or purchaser) shall no longer be deemed to be defaults hereunder.

                  23.6 Termination of Lease; New Lease to the Tenant's Mortgagee. In the event this Lease is disaffirmed or rejected in the event of the Tenant's bankruptcy, then, within ten (10) days after such termination (which term as used herein shall include a disaffirmance) Landlord shall give notice to the Tenant's Mortgagee that this Lease has been terminated, together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, under this Lease then known to Landlord, and the Tenant's Mortgagee, by notice to Landlord within ten (10) business days, thereupon may request that Landlord enter into a new lease of the Premises and Landlord shall enter into a new lease (the "New Lease") with Morgan Stanley Senior Funding, Inc.
         or The Bank of Nova Scotia or such other party as is reasonably approved by Landlord and Landlord's Mortgagee), within three (3) days after the giving of such notice by the Tenant's Mortgagee, provided that the Tenant's Mortgagee shall have cured or commenced such cure of any defaults of the Tenant existing at the date of termination that are reasonably susceptible of being cured. The New Lease shall commence and Rent and all obligations of the Tenant under the New Lease shall accrue, as of the date of termination of this Lease. The term of the New Lease shall continue for the period which would have constituted the remainder of the term of this Lease had this Lease not been terminated, and shall be upon all of the terms, covenants, conditions, conditional limitations, and agreements contained herein which were in force and effect immediately prior to the termination of this Lease. The New Lease, and this covenant, shall be superior to all rights, liens, estates, titles and interests, other than those to which this Lease shall have been subject immediately prior to termination and those matters to which this Lease may, by its terms, become subject. The provisions of the immediately preceding sentence shall be self-executing, and Landlord shall have no obligation to do anything (other than to execute such New Lease as herein provided) to assure to the Tenant's Mortgagee or to the tenant under the New Lease good title to the leasehold estate and the other estates, rights, titles and interests granted thereby. Each subtenant of space in the Premises whose sublease was in force and effect immediately prior to the delivery of the New Lease shall attorn to the tenant under the New Lease, unless such tenant shall, at its option, elect to attempt to dispossess such subtenant or otherwise terminate the sublease held by such subtenant. The Tenant's Mortgagee shall, simultaneously with the delivery of the New Lease, pay to Landlord (1) all Base Rent and other sums of money due under this Lease on the date of termination of this Lease and remaining unpaid; plus (2) all Base Rent and other sums of money due under the New Lease for the period from the date of commencement of the term thereof to the date of delivery of the New Lease; plus (3) all costs and expenses, including reasonable attorneys' fees, court costs, and litigation expenses, incurred by Landlord in connection with termination of this Lease, the recovery of possession of the Premises, putting the Premises in good condition and repair, and the preparation, execution and delivery of such New Lease.

                  23.7 The Tenant's Mortgagee's Rights Under the Leasehold Mortgage. In the event a default under the Leasehold Mortgage shall have occurred, the Tenant's Mortgagee may exercise with respect to the Premises any right, power or remedy under the Leasehold Mortgage which is not in conflict with any of the provisions of this Lease; including, without limitation, the right to exercise its foreclosure remedies contained in the Leasehold Mortgage and to take over the Tenant's interest as tenant under this Lease.

                  23.8 Assignment. If The Bank of Nova Scotia forecloses upon or otherwise acquires all or part of the Tenant's leasehold interest, the transfer to The Bank of Nova Scotia shall not require Landlord's consent. Tenant's Mortgagee shall have the same rights to transfer or assign this Lease as set forth in Section 16.2 of this Lease.

                  23.9 No Amendments without the Tenant's Mortgagee Consent. Landlord and the Tenant shall not enter into any amendments, modifications or supplements to this Lease without the prior consent of the Tenant's Mortgagee if such amendment, modification or supplement could reasonably be expected to have a material adverse effect on the interest of the Tenant's Mortgagee under this Lease, including, without limitation, any increase in the monetary obligations of the Tenant under this Lease or any reductions of the term of this Lease.

                  23.10 Requests for Consents by Tenant. Notwithstanding anything to the contrary contained in this Lease, Landlord shall promptly deliver to Tenant's Mortgagee a copy of any request by Tenant for Landlord's consent to any transfer, assignment, pledge or hypothecation of the Tenant's interest in this Lease or the execution of any other mortgages encumbering its leasehold estate)

                  23.11 Successors and Assigns. The provisions of this Article 23 (other than Section 23.6 and Section 23.8 which shall only run to the benefit of Morgan Stanley Senior Funding, Inc., and The Bank of Nova Scotia) shall inure to the benefit of the permitted successors and/or assigns of the Tenant's Mortgagee."

         4. Tenant and Tenant's Lenders hereby acknowledge that certain Non-Disturbance and Attornment Agreement by and among Landlord, Tenant and Landlord's Mortgagee dated of even date with the Lease and entered into for the benefit of Landlord's Mortgagee (the "Non-Disturbance Agreement") and Tenant hereby agrees to execute any replacement agreement in a form substantially similar to the Non-Disturbance Agreement for the benefit or upon the request of any future or substitute Landlord's Mortgagee. Further, by Administrative Agent's acknowledgment hereof, Tenant's Lenders hereby agree to permit Tenant to execute such replacement or substitute non-disturbance and attornment agreement and, if applicable, to execute or acknowledge the same provided the same shall be in form and substance substantially similar to the existing Non-Disturbance Agreement.

         5. Except as amended hereby, all of the other terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

         6. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. This Amendment shall not be deemed effective until such time as both Credit Lyonnais, New York Branch and The Bank of Nova Scotia have acknowledged and consented to the same.

         7. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         8. Tenant and Tenant's Mortgagee acknowledge and agree that if (i) Landlord or Landlord's Mortgagee forecloses or otherwise exercises its remedies in respect of its security interest in the FF&E Reserve Account, the FF&E, the Fixed Asset Supplies, the Operating Equipment and/or the Inventories of Tenant or (ii) Landlord or Landlord's Mortgagee exercises its option to purchase the FF&E, Furnishings, Fixed Asset Supplies, Operating Equipment and Inventories of Tenant, Tenant's Mortgagee shall release, and shall be deemed to have released, its liens, security interests and claims in and to such property and shall execute any and all documentation as reasonably requested by Landlord or Landlord's Mortgagee as necessary to effectuate or evidence such release and termination. Tenant shall cause any future Tenant's Mortgagee or other person(s) with any interest in such property to agree to similar release provisions in favor of Landlord and Landlord's Mortgagee at or prior to the time of the creation of such interest and failure to obtain such agreement shall be an Event of Default under the Lease.


         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

                                       RLH PARTNERSHIP, L.P.

                                       By:      Red Lion G.P., Inc.,
                                                its general partner

                                       BY: /s/
                                           ---------------------------------

                                       RED LION HOTELS, INC.

                                       BY: /s/ Beverly S. Brown
                                           ---------------------------------


Acknowledged and Consented             Acknowledged and Consented
to by Landlord's Mortgagee:            to by Tenant's Mortgagee:

                                       THE BANK OF NOVA SCOTIA,
CREDIT LYONNAIS, NEW YORK BRANCH       as Administrative Agent
as Administrative Agent

By: /s/ Mary P. Day                    By: /s/
   -------------------------              ---------------------------------
Its: Vice President                    Its:
    ------------------------               --------------------------------

                            SECOND AMENDMENT TO LEASE

         THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made as of the 15th day of September, 1998, by and between RLH PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord"), having an address at c/o Starwood Financial Trust, 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, and RED LION HOTELS, INC. ("Tenant"), a Delaware corporation, with a mailing address at c/o Promus Hotel Corporation, 755 Crossover Lane, Memphis, Tennessee 38117.

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have entered into that certain Lease, dated as of August 1, 1995 (as previously amended, modified, or supplemented prior to the date hereof, the "Original Lease").

         WHEREAS, Landlord and Tenant entered into a certain Amendment to the Original Lease (the "First Amendment") dated as of November 8, 1996. The Original Lease, as amended by the First Amendment, is hereinafter called the "Lease".

         WHEREAS, pursuant to Section 19.3 of the Lease, Tenant desires that Landlord agree to certain modifications of the Lease.

         WHEREAS, Landlord has agreed to modify the Lease as set forth herein.

         NOW, THEREFORE, and for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease be and the same hereby is amended as follows:

1. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Lease.

2. Definitions. (a) At the end of sentence 2 in the definition of "Insurance Trustee" in Article II of the Lease, the following language is hereby inserted:

                  "or is acting as trustee under a trust agreement executed in connection with a securitization of a loan to the Landlord"

         (b) The definition of "Leasehold Purchase Price" in Article II is deleted in its entirety and the following definition of "Leasehold Purchase Price" is substituted in its place:

                  "'Leasehold Purchase Price' shall be at any particular time during the Term, the dollar amount equal to the present value of as of the date of such purchase of the payments of Base Rent applicable to such Hotel (as determined in accordance with the Schedule of Rent shown on Exhibit B), that would have been payable during the period commencing on the date of such purchase and ending on the date of expiration of the then current Term of this Lease (including any Effective Extended Term) for such Hotel, discounted to the date of purchase at an interest rate equal to the effective interest rate on United States Treasury obligations as of the month preceding the date of such purchase and having a maturity most nearly equal to the number of months remaining in the current Term of this Lease (including any Effective Extended Term) as of the date of such purchase, provided however in connection with determining the end of the then current Term of this Lease for purposes of this definition of Leasehold Purchase Price, in the event that the date of the purchase in question occurs prior to December 31, 2010, the then current Term of this Lease shall, solely for purposes of this definition and for no other purpose, be deemed to end on December 31, 2010."

3. TERM. Section 3.1, Article III of the Lease is hereby amended by deleting the last sentence thereof in its entirety and substituting the following sentence in its place: "The Initial Term of this Lease shall commence on the Commencement Date, and, unless sooner terminated as otherwise provided herein, shall expire on December 31, 2020.

4. EXTENDED TERM. The provision appearing in the first sentence of Section 3.2, Article III of the Lease is hereby amended to replace the words "five such" with the words "three such".

5. PAYMENT OF RENT. Section 5.2(a), Article V of the Lease is hereby amended by deleting the first and second sentences thereof in their entirety and substituting the following sentences in their place:

         "Base Rent shall be paid (i) with respect to each calendar month in each of the first two (2) fiscal quarters (based on Tenant's Fiscal
         Year) after the Commencement Date, monthly in arrears, in six equal payments of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) on or before the last business day of each such calendar month, and
         (ii) with respect to all periods thereafter during the Term, monthly in arrears, in twelve (12) equal payments of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), on or before the last business day of each month during each Year of the Term. Base rent for any partial calendar month shall be prorated and computed by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days in such partial calendar month and the denominator of which is thirty (30)."

6. TEMPORARY TAKING. (a) Section 15.3(a)(i), Article XV of the Lease is hereby amended to insert "(no more frequently than monthly)" between the words "shall" and "pay" in the first sentence thereof, and to delete the phrase "quarterly (or more frequent)" in each place it appears.

         (b) Section 15.3(a)(ii), Article XV of the Lease is hereby amended to replace "quarterly" with "monthly" in each place it appears and "quarter" with "month" in the place it appears.

7. NOTICES. (a) Section 22.1(a), Article XXII of the Lease is hereby amended by deleting the last sentence thereof and replacing it with the following sentence:

         Tenant shall also send a copy of any Notice of Landlord's default, any Notice of Tenant's irrevocable offer to purchase pursuant to any of Sections 1.3, 14.3 and 15.5, or any Notice of Termination pursuant to
         Section 14.1, to Landlord's Mortgagee(s) simultaneously with the sending of Notice to Landlord, provided that Landlord or such Mortgagee(s) shall have supplied to Tenant the name and address of such Mortgagee(s).

         (b) The Landlord's address in Section 22.1(d), Article XXII of the Lease is hereby changed to:

         To Landlord:       RLH Partnership, L.P.
                            c/o Starwood Financial Trust
                            1114 Avenue of the Americas
                            27th Floor
                            New York, New York 10036
                            Attention: President and Chief Executive Officer

         with a copy to:    Katten Muchin & Zavis
                            525 West Monroe Street
                            Suite 1600
                            Chicago, Illinois 60661-3693
                            Attention: Nina B. Matis, Esq. and
                            Kenneth M. Jacobson, Esq.

8. It is agreed that all references to "Non-Disturbance Agreement" (as defined in Paragraph 4 of the First Amendment to Lease) shall from and after the date of the Amendment refer to a Non-Disturbance and Attornment Agreement substantially in the form of Exhibit A attached hereto.

9. Except as amended hereby, all of the other terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed in all respects.

10. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

                            [EXECUTION PAGE FOLLOWS]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

TENANT:                                     LANDLORD:
RED LION HOTELS, INC.,                      RLH PARTNERSHIP, L.P.,
a Delaware corporation                      a Delaware limited partnership

                                            By:   Red Lion G.P., Inc.
                                                  a Delaware corporation, its
                                                  general partner

By: /s/ William L. Perocchi                 By:    /s/
   ------------------------------                 ------------------------------
Name:  William L. Perocchi                  Name:
     ----------------------------                -------------------------------
Title: Executive Vice President             Title:
      ---------------------------                 ------------------------------

                                    EXHIBIT A

                   NON-DISTURBANCE AND ATTORNMENT AGREEMENT

         THIS NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement"), made
as of this    day of          , 1998, by and among RED LION HOTELS, INC., a
Delaware corporation ("Tenant"), RLH PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord"), and GREENWICH CAPITAL FINANCIAL PRODUCTS INC., a Delaware corporation ("Lender"), is made with reference to the following:

                                    RECITALS


         A. Landlord and Tenant have entered into that certain Lease dated August 1, 1995 (the "Lease"), described on Annex A attached hereto and incorporated herein, pursuant to which Landlord has let to Tenant, and Tenant has leased from Landlord, certain real property more particularly described in Exhibit A to the Lease and in Exhibits A-1 through A-17 attached hereto and incorporated herein (collectively, the "Property").

         B. Landlord represents that Landlord and Lender have entered, or may
hereafter enter, into that certain Loan Agreement, dated as of          , 1998
(as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which Lender has, or will have, agreed to extend a loan to Landlord in an aggregate amount of up to ___________________ and ___ /100 Dollars ($_____________) (the " Loan"). Landlord's obligations to Lender under the Loan Agreement and the other documents evidencing the Loan are, or will be, secured by, among other things, certain Mortgages/Deeds of Trust, Assignment of Leases and Rents and Security Agreements of even date with the Loan Agreement (collectively, the "Mortgages" and together with the Loan Agreement and all other documents executed in connection with the Loan, the "Loan Documents"), executed by Landlord for the benefit of Lender, encumbering Landlord's interest in the Property.

         C. Landlord represents that as a condition to making the Loan to Landlord, Lender requires certain further assurances from Landlord and Tenant with respect to the Lease, as set forth herein. Landlord and Tenant have agreed to grant the rights and assurances to Lender that are set forth herein, and to make the Lease subject to those rights and assurances.

         D. Capitalized terms not defined herein shall be given the meaning described in the Lease.

                            THIRD AMENDMENT TO LEASE

         THIS THIRD AMENDMENT TO LEASE (this "Amendment") is made as of the 26th day of February, 1999, by and between RLH PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord"), having an address at c/o Starwood Financial Trust, 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, and RED LION HOTELS, INC. ("Tenant"), a Delaware corporation, with a mailing address at c/o Promus Hotel Corporation, 755 Crossover Lane, Memphis, Tennessee 38117.

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have entered into that certain Lease, dated as of August 1, 1995 (the "Original Lease").

         WHEREAS, Landlord and Tenant entered into a certain Amendment to the Original Lease (the "First Amendment") dated as of November 8, 1996 and a certain Second Amendment to Lease (the "Second Amendment") dated as of September 15, 1998. The Original Lease, as amended by the First Amendment and the Second Amendment, is hereinafter called the "Lease".

         WHEREAS, pursuant to Section 19.3 of the Lease, Tenant desires that Landlord agree to certain modifications of the Lease.

         WHEREAS, Landlord has agreed to modify the Lease as set forth herein.

         NOW, THEREFORE, and for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease be and the same hereby is amended as follows:

1. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Lease.

2.       CONFIDENTIALITY.

         (a) Section 5.3(c) of the Lease is amended by adding the following new sentence as the final sentence thereof:

                  "In addition, such information may be disclosed (x) by Mortgagees to (i) the holders of direct or indirect ownership interests in Mortgagee, (ii) holders of any pass-through or other certificates issued by any trust holding a Mortgage in a securitization of a Mortgage loan, (iii) any trustees of such trust, (iv) any depositor of a Mortgage loan into such trust,
                  (vi) to such other parties or governmental agencies as may be required by law and (y) to any Rating Agencies."

         (b) The second sentence of Section 22.20 of the Lease is deleted in its entirety and the following sentence is substituted in its place:

                  "For purposes of the preceding sentence, the words 'outside persons or entities' do not include the parties' attorneys, accountants, consultants, shareholders, lenders, partners, investors, prospective investors, partners, agents or lenders, Rating Agencies, actual or prospective investors, accountants, attorneys, consultants, shareholders, partners, agents or lenders to Landlord's Mortgagees and any of the parties described in the last sentence of Section 5.3(c) of the Lease. Any such information necessary or desirable for a prospectus, private placement memorandum, offering circular or offering documentation related thereto issued by Landlord's Mortgagees, their respective successors and assigns and any affiliates of such Mortgagees, successors and assigns in connection with a securitization of a Mortgage may be used and disclosed therein."

         (c) Article II, "Definitions of Terms" is amended by adding the following new definition:

                  "'Rating Agencies' shall mean each of Standard & Poor's Rating Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc., or any other nationally recognized statistical rating agency."

3. APPLICATION OF PROCEEDS. The final sentence of Section 13.2(a) of the Lease, "Application of Proceeds", is amended by deleting " 13.1" and replacing it with " 13.1(c)" and the proviso in the first sentence of this Section 13.1(a) pertaining to circumstances where the proceeds with respect to a casualty are less than Five Hundred Thousand Dollars ($500,000.00)."

4. FINANCIAL REPORTS. A new Section 22.32, "Tenant's Financial Reports", is hereby added to the Lease:

                  "Section 22.32 Financial Reports. Tenant shall furnish, cause to be furnished, within thirty (30) days after the end of each calendar quarter, to landlord unaudited monthly and year-to-date operating statements for the Premises, including the Hotels (on a Premises-wide basis), showing the results for the month most recently concluded. Tenant will furnish, or cause to be furnished, within ninety (90) days after the end of

                  EACH CALENDAR YEAR TO LANDLORD, AN UNAUDITED OPERATING STATEMENT FOR THE PREMISES, INCLUDING THE HOTELS (ON A PREMISES-WIDE BASIS), SHOWING THE RESULTS FOR THE FISCAL YEAR MOST RECENTLY CONCLUDED. THE REPORTS PROVIDED PURSUANT TO THIS
                  SECTION 22.32 ARE SUBJECT TO THE PROVISIONS OF SECTION
                  22.20."

5. Except as amended hereby, all of the other terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed in all respects.

6. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

                            [EXECUTION PAGE FOLLOWS]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

  TENANT:                                 LANDLORD:
  RED LION HOTELS, INC.,                  RLH PARTNERSHIP, L.P.,
  a Delaware corporation                  a Delaware limited partnership

                                          By:   Red Lion G.P., Inc.
                                                a Delaware corporation, its
                                                general partner

  By: /s/ Peter H. Kesser                          By: /s/ Spenser B. Haber
     --------------------------                       -------------------------
  Name:                                            Name: Spenser B. Haber
       ------------------------                         -----------------------
  Title:                                           Title: Secretary
        -----------------------                          ----------------------


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